UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 14, 2024

LQR HOUSE INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41778	86-1604197
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6800 Indian Creek Dr. Suite 1E Miami Beach, Florida	33141
(Address of principal executive offices)	(Zip Code)

(786) 389-9771

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	LQR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 15, 2024, LQR House Inc., a Nevada corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with David E. Lazar (“Lazar”) , pursuant to which he will acquire 5,454,545 shares (the “Shares”) of common stock, par value $0.0001 per share (“Common Stock”) of the Company at a price of $0.55 per share, and a five-year warrant to acquire up to 10,909,090 shares of Common Stock at the exercise price of $0.55 per share (the “Warrant”), for aggregate gross proceeds of $3.0 million (the “Purchase Price”). Pursuant to the terms of the Purchase Agreement, all of the proceeds from sale of the Shares and Warrants are required to be used to pay the Company’s obligations under a number of settlement agreements with operating partners, venders, certain employees, consultants and officers and directors of the Company.

The closing of the transaction shall take place in two stages. On October 16, 2024, Lazar paid $606,000 at the first closing of the transactions under the Purchase Agreement in exchange for 1,101,818 Shares.

On the final closing date, Lazar will pay the Company $2,394,000 in exchange for 4,352,727 shares of Common Stock and the Warrant. The final closing is subject to the satisfaction of certain closing conditions described in the Purchase Agreement, including stockholder approval of the Purchase Agreement, the Warrant and transactions related thereto (“Stockholder Approval”). The final closing is required to occur the business day after the Stockholder Approval has been obtained by the Company.

The Company agreed in the Purchase Agreement not to issue any additional shares of Common Stock or securities convertible into common stock for a period of 180 days from the date of the final closing. The Company also agreed in the Purchase Agreement not to effect any variable rate transaction, including an at-the-market offering, until April 15, 2025.

The Warrant to be issued by the Company on the final closing date will contain anti-dilution provisions, pursuant to which if on or after the date of issuance of the Warrant and prior to April 15, 2025, the Company issues any shares of Common Stock or Common Stock equivalents at a price that is less than the current exercise price of the Warrant, subject to certain exceptions set forth in the Warrant, the exercise price of the Warrant will be reduced to the New Issuance Price (as defined below).

Pursuant to the Warrant, “New Issuance Price” means a price (calculated to the nearest cent) determined in accordance with the following formula: EP2 = EP1* (A + B) ÷ (A + C), where

●	“EP2” shall mean the adjusted exercise price of the Warrant;

●	“EP1” shall mean the exercise price in effect immediately prior to such issuance of shares of Common Stock;

●	“A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of additional shares of Common Stock including the issuance, sale or delivery of shares of Common Stock owned or held by or for the account of the Company, (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of options outstanding immediately prior to such issue or upon conversion or exchange of convertible securities outstanding (assuming exercise of any outstanding options therefor) immediately prior to such issue);

●	“B” shall mean the number of shares of Common Stock that would have been issued if such additional shares of Common Stock had been issued at an exercise price equal to EP1 (determined by dividing the aggregate consideration received by the Company in respect of such issue by EP1); and

●	“C” shall mean the number of such additional shares of Common Stock issued in such transaction.

In the Purchase Agreement, the Company is required to call a meeting of stockholders no later than December 16, 2024 for purposes of obtaining Stockholder Approval. In the event such actions are not approved at such meeting, then the Company must call four subsequent meetings every 70 days in order to solicit such approvals. If such approvals are not obtained at the fourth meeting, the Company shall issue Lazar the Warrant with an adjusted exercise equal to the Minimum Price as defined under Nasdaq Rule 5635(d)(1)(A) plus $0.25 and the anti-dilution provisions of the Warrant shall be deleted.

The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission.

In connection with the transactions contemplated by the Purchase Agreement, the Company entered into settlement agreements and general and mutual release (each, the “Director Settlement Agreement”) with each of the following independent directors: James O’Brien, James Huber, Jay Dhaliwal, pursuant to which the Company settled outstanding liabilities amongst the parties.

In connection with the transactions contemplated by the Purchase Agreement, the Company entered into settlement and release agreements (each, the “Settlement Agreement”) with KBROS, LLC (“KBROS Settlement Agreement”), with South Doll Limited Partnership, with all officers of the Company or entities controlled by such officers, and with employees and contractors of the Company, listed in the Purchase Agreement, pursuant to which the Company settled outstanding liabilities amongst the parties for a total amount of $7,495,000.

The foregoing summary does not purport to be complete and is qualified in its entirety by forms of the Purchase Agreement, the Warrant, the Director Settlement Agreement, the Settlement Agreement, and the KBROS Settlement Agreement, copies of which are attached hereto as Exhibits 10.3, 10.4, 10.5, 10.6, 10.7, respectively, and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information outlined in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated hereby reference.

The Company issued the 1,101,818 Shares and the Warrant pursuant to the exemption from the registration requirements of the Securities Act available to the Company under Section 4(a)(2) and/or Rule 506(b) promulgated thereunder due to the fact that the issuance did not involve a public offering of securities.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Board Member

On October 14, 2024, Jay Dhaliwal informed the Board of Directors of the Company (the “Board”) of his resignation as a member of the Board effective immediately. Mr. Dhaliwal’s resignation as a director was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(c) Appointment of President

On October 15, 2024, prior to the transactions contemplated by the Purchase Agreement, the current members of the Board appointed David Lazar to serve as the President of the Company effective October 15, 2024 until his earlier resignation or removal.

David Lazar, age 34, has served as the Chief Executive Officer of OpGen, Inc. (NASDAQ: OPGN) from April 2024 - July 2024. Mr. Lazar has also served as the Chief Executive Officer of Titan Pharmaceuticals Inc. (NASDAQ: TTNP) from August 2022 - July 2023, where he also served as a director and board chairman from August 2022 until October 2023. On December 28, 2023, Mr. Lazar was appointed Chief Executive Officer and to the board of directors of Minim, Inc. (NASDAQ: MINM). Mr. Lazar has successfully served as a custodian to numerous public companies across a wide range of industries, including without limitation, C2E Energy, Inc. (OTCMKTS: OOGI), China Botanic Pharmaceutical Inc. (OTCMKTS: CBPI), One 4 Art Ltd., Romulus Corp., Moveix, Inc., Arax Holdings Corp. (OTCMKTS: ARAT), ESP Resources, Inc. (OTCMKTS: ESPIQ), Adorbs, Inc., Exobox Technologies Corp. (OTCMKTS: EXBX), Petrone Worldwide, Inc. (OTCMKTS: PFWIQ), Superbox, Inc. (OTCMKTS: SBOX), Sino Green Land Corp. (OTCMKTS: SGLA), SIPP International Industries, Inc. (OTCMKTS: SIPN), Cereplast, Inc. (OTCMKTS: CERPQ), Energy 1 Corp. (OTCMKTS: EGOC), ForU Holdings, Inc. (OTCMKTS: FORU), China Yanyuan Yuhui National Education Group, Inc. (OTCMKTS: YYYH), Pan Global Corp. (OTCMKTS: PGLO), Shengtang International, Inc. (OTCMKTS: SHNL), Alternaturals, Inc. (OTCMKTS: ANAS), USA Recycling Industries, Inc. (OTCMKTS: USRI), Tele Group Corp., Xenoics Holdings, Inc. (OTCMKTS: XNNHQ), Richland Resources International Group, Inc. (OTCMKTS: RIGG), AI Technology Group, Inc., Reliance Global Group, Inc. (NASDAQ: RELI), Melt, Inc., Ketdarina Corp., 3D MarkerJet, Inc. (OTCMKTS: MRJT), Lvpai Group Ltd., Gushen, Inc., FHT Future Technology Ltd., Inspired Builders, Inc., Houmu Holdings Ltd. (OTCMKTS: HOMU), Born, Inc. (OTCMKTS: BRRN), Changsheng International Group Ltd., Sollensys Corp. (OTCMKTS: SOLS), Guozi Zhongyu Capital Holdings Co. (OTCMKTS: GZCC) and Cang Bao Tian Xia International Art Trade Center, Inc.

He has also served as the CEO of Custodian Ventures LLC, a company which specializes in assisting distressed public companies through custodianship, since February 2018, and Activist Investing LLC, an actively managed private investment fund, since March 2018. Previously, Mr. Lazar served as Managing Partner at Zenith Partners International Inc., a boutique consulting firm, from July 2012 to April 2018. In his role as Chief Executive Officer of Custodian Ventures LLC, Mr. Lazar has successfully served as a custodian to numerous public companies across a wide range of industries.

There are no arrangements or understandings between Mr. Lazar and any other person pursuant to which Mr. Lazar was appointed as the President of the Company. There are no family relationships between Mr. Lazar and any director, executive officer of the Company, or person nominated or chosen by the Company to become a director or executive officer.

Other than the transactions contemplated by the Purchase Agreement outlined in Item 1.01 of this Current Report on Form 8-K, the description of which is incorporated herein by reference, there are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant, the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years, and in which Mr. Lazar had, or will have, a direct or indirect material interest.

(d) Appointment of Board Members

On October 15, 2024, prior to the transactions contemplated by the Purchase Agreement, the current members of the Board approved an increase in the size of the Board and appointed David Lazar and Avraham Ben-Tzvi to the Board effective as of October 15, 2024. The initial term as director for Messrs. Ben-Tzvi and Lazar will expire at the Company’s 2024 annual meeting of stockholders. At the time of the election, none of the new directors were appointed to any committees of the Board of Directors. The Board has determined that Mr. Ben-Tzvi qualifies as an “independent director” as defined under Nasdaq Rule 5605(a)(2) and satisfies the independent requirements of Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended. The Board appointed Mr. Lazar as the President of the Company, and thereby does not deem him independent.

Other than the transactions contemplated by the Purchase Agreement outlined in Item 1.01 of this Current Report on Form 8-K, the description of which is incorporated herein by reference, Mr. Lazar is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between Mr. Lazar and any other persons pursuant to which he was selected as a director.

Mr. Ben-Tzvi is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between Mr. Ben-Tzvi and any other persons pursuant to which he was selected as a director.

In connection with such director appointment, the Company entered into director agreement with Mr. Ben-Tzvi dated October 15, 2024 (the “Director Agreement”), and Amendment No. 1 thereto dated October 17, 2024 (the “Amendment No.1”). Pursuant to the Director Agreement, Mr. Ben-Tzvi will be entitled to receive from the Company a cash fee of $12,500 per quarter (pro-rated for any partial quarter). Such cash fees will accrue until such time as the Company raises sufficient capital to pay the accrued but unpaid cash fees, which in any case cannot occur prior to the final closing of the Purchase Agreement, or the director elects to convert such unpaid fees into shares of Common Stock of the Company. The cash director fee would convert at a rate of $4.00 worth of shares for each $1.00 of accrued and unpaid fee that is converted. In addition to the quarterly cash fee, under the director agreement, Mr. Ben-Tzvi shall granted 25,000 shares of restricted common stock per quarter, issuable quarterly beginning on October 15, 2024 provided, however, that no shares shall be issued in connection with either the conversion option and/or such quarterly share grant, and any such share issuances shall be deferred and accrue until the final closing of the Purchase Agreement. In addition, upon the final closing of the Purchase Agreement, Mr. Ben-Tzvi shall be (i) issued 100,000 shares of restricted Common Stock, and (ii) paid a one-time signing bonus of $50,000, in cash, with respect to which the director may also exercise the conversion option described above.

In the event, that the Company shall not be permitted to pay either any cash fees described above (or a portion thereof) and/or issue any shares of Common Stock in connection with either the conversion option and/or the quarterly share grant described above, or Mr. Ben-Tzvi shall not be permitted to receive any such consideration whether for reasons of law, regulation, Nasdaq listing rules, commercial arrangements of the Company in connection with the Purchase Agreement, or otherwise, Mr. Ben-Tzvi shall be entitled to receive alternative consideration in connection with such non-conforming compensation.

The foregoing summary does not purport to be complete and is qualified in its entirety by the Director Agreement and the Amendment No. 1, copies of which is attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On October 16, 2024, the Company issued a press release announcing the Purchase Agreement, resignation and appointment of Board members, and appointment of the President, described above. A copy of the release is furnished as Exhibit 99.1 and incorporated herein by reference.

The information under Item 7.01 of this Form 8-K and the Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, or incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Director Agreement by and between the Company and Avraham Ben Tzvi, dated October 15, 2024
10.2	Form of Amendment No. 1 to Director Agreement by and between the Company and Avraham Ben Tzvi, dated October 17, 2024
10.3	Form of the Securities Purchase Agreement between the Company and David Lazar dated October 15, 2024
10.4	Form of a Warrant Agreement
10.5	Form of Director Settlement Agreement
10.6	Form of Settlement Agreement
10.7	Form of KBROS Settlement Agreement
99.1	Press release of the Company dated October 16, 2024
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LQR HOUSE INC.

Dated: October 18, 2024	By:	/s/ Sean Dollinger
	Name:	Sean Dollinger
	Title:	Chief Executive Officer